Exhibit 99 (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment  to the Registration Statement on Form N-1A of Hennessy Funds Trust and to the use of our report dated December 22, 2017 on the financial statements and financial highlights of the Hennessy Cornerstone Growth Fund, Hennessy Focus Fund, Hennessy Cornerstone Mid Cap 30 Fund, Hennessy Cornerstone Large Growth Fund, Hennessy Cornerstone Value Fund, Hennessy Total Return Fund, Hennessy Equity and Income Fund, Hennessy Balanced Fund, Hennessy Gas Utility Index Fund, Hennessy Small Cap Financial Fund, Hennessy Large Cap Financial Fund, Hennessy Technology Fund, Hennessy Japan Fund, and Hennessy Japan Small Cap Fund (the “Funds”), each a series of Hennessy Funds Trust.   Such financial statements and financial highlights appear in the 2017 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2018